UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of principal executive offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Cash and Equity Transaction Bonuses

On December 14, 2016, the Compensation Committee of the Board of Directors of Cherokee Inc. (the “Company”) approved cash and equity bonuses to the Company’s executive officers, in recognition of significant efforts in the Company’s successful completion of its acquisition of the intellectual property assets of Hi-Tec Sports International B.V. and associated transactions, as follows:

Name and Position	Cash Bonus ($)	Stock Option Award (# of shares)(1)
Henry Stupp, Chief Executive Officer	160,000	50,000
Howard Siegel, President and Chief Operating Officer	80,000	30,000
Jason Boling, Chief Financial Officer	80,000	20,000

(1)

The stock option awards were granted under the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) and are subject to the following terms: (i) each award has an exercise price of $11.20 per share, equal to the closing price of the Company’s common stock on the date of grant; (ii) each award vests ratably on an annual basis over a three‑year period, commencing on the first anniversary of the date of grant; (iii) each award has a contractual term of 3.5 years; and (iv) each award is subject to the other terms set forth in the Company’s standard stock option agreements for awards granted under the 2013 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

December 20, 2016	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer